Exhibit 99.3

Second Quarter 2011 Results and 2011 Guidance

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: 2 All information set forth in this presentation, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of U.S. Cellular to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain and maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to possible future restatements; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents furnished to the SEC.

Second Quarter 2011 3 Ongoing efforts to reduce interest expense U.S. Cellular sold $342 M of 6.95% debt in May U.S. Cellular redeemed $330 M of 7.5% debt in June Stock repurchases TDS Special common – 340,965 shares for $9.9 M U.S. Cellular common – 918,942 shares for $45 M Low effective tax rate

Regulatory Developments 4 Spectrum legislation Competitive issues Device interoperability Handset exclusivity USF and Intercarrier Compensation

[LOGO]

Q2 2011 Highlights Profitability Lower subscriber activity Higher inbound roaming revenue More balanced LOE Smartphones driving growth in postpaid ARPU More than 2.3 million Belief Plan customers Postpaid churn remained low at 1.4 percent Gross additions still challenging 6

Customer Activity 7 Q2 ‘11 Q2 ‘10 Retail gross additions 226,000 307,000 Postpaid net additions (losses) (41,000) (22,000) Prepaid net additions (losses) (17,000) 29,000 Retail net additions (losses) (58,000) 7,000 Total customers 5,968,000 6,144,000

Postpaid Churn Rate 8 1.38%

Smartphone Penetration 9

Financial Performance 10 ($ in millions) Q2 ‘11 Q2 ‘10 Service revenues $ 1,002.0 $ 972.6 Roaming 82.8 60.9 ETC 36.2 34.9 System operations expense 227.8 213.5 Loss on equipment 94.5 104.6 SG&A expenses 426.2 445.2 Adjusted OIBDA (1) $ 253.6 $ 209.2 (1) Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. Non-GAAP reconciliation at end of presentation.

Postpaid Average Monthly Revenue Per Customer 11

Loss on Equipment (LOE) 12 Millions

Financial Performance – continued 13 ($ in millions, except per share amounts) Q2 ‘11 Q2 ‘10 Total investment and other income (expense) $ 11.6 $ 10.6 Net income attributable to U.S. Cellular shareholders 73.9 40.8 Diluted earnings per share attributable to U.S. Cellular shareholders $0.87 $0.47 Cash flow from operating activities 221.6 251.5 Less: Capital expenditures 162.1 133.5 Free cash flow (1) $ 59.5 $ 118.0 (1) Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

2011 Guidance – as of 8/8/11 14 Service revenues $4,000 - $4,100 million Operating income (1)(2) $210 - $285 million Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (1) Approx. $590 million Adjusted OIBDA (1)(3) $800 - $875 million Capital expenditures (2) $750 - $800 million (1) The 2011 estimated results do not include any estimate for losses on impairment of assets since these cannot be predicted. (2) This guidance is based on U.S. Cellular’s current plans, which include a multi-year deployment of Long-term Evolution (“LTE”) technology commencing in 2011. As customer demand for data services increases, and competitive conditions in the wireless industry evolve, such as the rate of deployment of LTE technology by other carriers, the timing of U.S. Cellular’s deployment of LTE and the timing of other capital expenditures could change. These factors could affect U.S. Cellular’s estimated capital expenditures and operating expenses in 2011. (3) Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

[LOGO]

Q2 2011 Highlights 16 ILEC data revenue growth Customer acquisition and retention programs Bundling Increasing HSD speeds Promotions Cost control initiatives

TDS Telecom Revenues 17 ($ in millions) Q2 ‘11 Q2 ‘10 Change ILEC $156.0 $154.3 1% CLEC 45.6 47.3 (4%) Total (1) $198.9 $199.2 --- (1) Reflects intercompany eliminations

ILEC Data Growth Data Revenues Penetration of High Speed Data 18 Millions

Customer Activity: Voice 19

Penetration of Bundled Plans (As of percent of ILEC residential customers) 20

managedIP Growth 21 Stations

Financial Performance 22 ($ in millions) Q2 ‘11 Q2 ‘10 Change Revenues $ 198.9 $ 199.2 --- Expenses 128.8 131.6 (2%) Adjusted OIBDA (1) $70.1 $67.6 4% (1) Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. Non-GAAP reconciliation at end of presentation.

Hosted and Managed Services 23 OneNeck® IT Services Corporation – acquired July 2011 Hosted application management and managed IT hosting services TEAM Technologies – acquired December 2010 Data center, disaster recovery and data security VISI – acquired March 2010 Managed hosting, colocation and cloud computing

2011 Guidance (ILEC/CLEC) – as of 8/8/11 24 Operating revenues $800 - $830 million Operating income (1) $85 - $115 million Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (1) Approx. $185 million Adjusted OIBDA (2) $270 - $300 million Capital expenditures (3) $175 - $200 million (1) The 2011 Estimated Results do not include any estimate for losses on impairment of assets since these cannot be predicted. (2) Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. (3) The capital expenditure guidance does not include federal grants of $105.1 million awarded to TDS Telecom through the Broadband Stimulus program under the American Recovery and Reinvestment Act for 44 projects to be completed between 2011 to 2013.

OIBDA Reconciliation

Three Months Ended June 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$ 1,076,182	$ 198,896	$ 4,562	$ 1,279,640
Deduct:				
U.S. Cellular equipment sales revenue	74,152			
Service revenues	1,002,030			
Operating income (loss)	102,390	25,890	(2,631)	125,649
Add (Deduct):				
Depreciation, amortization and accretion	148,283	43,843	2,625	194,751
Loss on impairment of intangible assets	—	—	—	—
(Gain) Loss on asset disposals	2,922	317	(1)	3,238
Adjusted OIBDA (3)	$ 253,595	$ 70,050	$ (7)	$ 323,638

Three Months Ended June 30, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$ 1,029,893	$ 199,206	$ 3,120	$ 1,232,219
Deduct:				
U.S. Cellular equipment sales revenue	57,317			
Service revenues	972,576			
Operating income (loss)	63,504	24,560	(1,683)	86,381
Add (Deduct):				
Depreciation, amortization and accretion	144,455	43,149	2,654	190,258
Loss on impairment of intangible assets	—	—	—	—
(Gain) Loss on asset disposals	1,250	(68)	32	1,214
Adjusted OIBDA (3)	$ 209,209	$ 67,641	$ 1,003	$ 277,853

(1) Includes ILEC and CLEC intercompany eliminations.
(2) Consists of a non-reportable segment (Suttle-Straus), corporate operations and, intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.
(3) Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

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Second Quarter 2011 Results and 2011 Guidance